Exhibit 99.2

MannKind Announces Pricing of $40 Million Public Offering

Westlake Village, CA, December 19, 2018 – MannKind Corporation (Nasdaq: MNKD) (MannKind) today announced the pricing of an underwritten public offering of 26,666,667 shares of its common stock and warrants to purchase up to an aggregate of 26,666,667 shares of its common stock. Each share of common stock is being sold together with a warrant to purchase one share of common stock for a combined purchase price of $1.50, for a gross deal size of $40.0 million, not including any future proceeds from the exercise of the warrants and before deducting the underwriting discounts and commissions and offering expenses. Each warrant will have an exercise price of $1.60 per share, will be exercisable immediately and will expire on the 12-month anniversary of the date of issuance. The shares of common stock and warrants can only be purchased together but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on December 26, 2018, subject to customary closing conditions.

Leerink Partners is acting as sole book-running manager for the offering. BTIG, LLC and Oppenheimer & Co. Inc. are acting as co-lead managers for the offering. H.C. Wainwright & Co., LLC acted as a financial advisor to MannKind in connection with the offering.

The securities described above are being offered by MannKind pursuant to a shelf registration statement on Form S-3 (No. 333-210792) previously filed by MannKind with the Securities and Exchange Commission (SEC) on April 18, 2016 and declared effective on April 27, 2016. The offering will be made only by means of a written prospectus and prospectus supplement that form part of the registration statement. A preliminary prospectus supplement related to the offering and accompanying prospectus has been filed with the SEC and is available on the SEC website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to the offering, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MannKind Corporation

MannKind Corporation (Nasdaq: MNKD) focuses on the development and commercialization of inhaled therapeutic products for patients with diseases such as diabetes and pulmonary arterial hypertension. MannKind is currently commercializing Afrezza® (insulin human) Inhalation Powder, the Company’s first FDA-approved product and the only inhaled rapid-acting mealtime insulin in the United States, where it is available by prescription from pharmacies nationwide. MannKind is headquartered in Westlake Village, California, and has a state-of-the art manufacturing facility in Danbury, Connecticut. The Company also employs field sales and medical representatives across the U.S.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature, including statements regarding MannKind’s expectations with respect to its public offering, including the anticipated closing date, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are based upon MannKind’s current expectations. Actual events or results could differ materially from those anticipated in such forward-looking statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to MannKind’s quarterly report on Form 10-Q for the quarter ended September 30, 2018 as well as MannKind’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

MannKind Contact:

Rose Alinaya

SVP, Investor Relations

818-661-5000

ir@mannkindcorp.com